Exhibit 99.1

ISE Plans Public Secondary Offering

NEW YORK, August 24, 2005 -- The International Securities Exchange, Inc. (NYSE: ISE) said today that, at some time following the public release of its results for the third quarter of 2005, it plans to file with the Securities and Exchange Commission a registration statement for an offering of shares of its Class A common stock by certain stockholders and management in an underwritten secondary public offering. ISE will not receive any proceeds from the sale of the shares.

The offering is currently expected to commence during the fourth quarter of 2005 or first quarter of 2006, subject to the SEC declaring the registration statement effective and the receipt of all necessary approvals.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful. This announcement is being issued pursuant to and in accordance with Rule 135 under the Securities Act of 1933.

ISE Background

The International Securities Exchange was founded on the principle that technology fosters and infuses new efficiencies and operational innovations into securities trading. After developing an innovative market structure that integrated auction market principles into an advanced screen-based trading system, ISE launched the first fully electronic US options exchange in May 2000. ISE continually enhances its trading systems to provide investors with the best marketplace to execute their options orders.

For more information about ISE, its products and its technology, visit www.iseoptions.com.

This press release contains "forward looking statements." These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements, to be materially different from those contemplated by the forward looking statements. We undertake no ongoing obligation, other than that imposed by law, to update these statements. Factors that could affect our results, levels of activity, performance or achievements and cause them to materially differ from those contained in the forward looking statements can be found in our filings with the Securities and Exchange Commission, including our registration statement on Form S-1, current reports on Form 8-K and quarterly reports on Form 10-Q.

CONTACT:

Media:

Steven M. Sears

International Securities Exchange

212-897-0275

ssears@iseoptions.com

Investors:

Thomas Gibbons

International Securities Exchange

212-897-8167

tgibbons@iseoptions.com